Exhibit 99.1

Athena Technology Acquisition Corp. II

BALANCE SHEET

	December 14,	Pro Forma Adjustments		As Adjusted
	2021	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,000,000	$-		$2,000,000
Prepaid expenses and other assets - current portion	20,850	-		20,850
Total current assets	2,020,850	-		2,020,850
Cash held in Trust Account	252,500,000	3,787,500		256,287,500
		3,750,000	(a)
	-	37,500	(b)
TOTAL ASSETS	$254,520,850	$3,787,500		$258,308,350

LIABILITIES, REDEEMABLE CLASS A COMMON STOCK, AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$356,504	$-		$356,504
Note payable - related party	104,402	-		104,402
Total current liabilities	460,906	-		460,906
Deferred underwriting fee payable	8,750,000	206,250	(c)	8,956,250
TOTAL LIABILITIES	9,210,906	206,250		9,417,156

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.001 par value, 25,000,000 and 25,375,000 shares at redemption value of $10.10 per share, respectively.	252,500,000	3,787,500	(d)	256,287,500
STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-		-
Class A common Stock; $0.001 par value; 300,000,000 shares authorized; 950,000 and 953,750 shares issued and outstanding (excluding 25,000,000 and 25,375,000 shares subject to possible redemption).	95	-		95
		38	(a)
		-	(b)
		(38	)(d)
Class B common Stock; $0.001 par value; 20,000,000 shares authorized; 10,062,500 and 2,156,250 shares issued and outstanding (excluding 25,000,000 and 25,375,000 shares subject to possible redemption).	1,006	(118	)(e)	888
Additional paid-in capital	-	-		-
	-	3,749,962	(a)	-
		37,500	(b)
	-	(206,250	)(c)	-
	-	(3,787,462	)(d)	-
	-	118	(e)	-
	-	206,132	(f)	-
Accumulated deficit	(7,191,157)	(206,132	)(f)	(7,397,289)

Total stockholders’ deficit	(7,190,056)	(206,250)		(7,396,306)

TOTAL LIABILITIES, REDEEMABLE CLASS A COMMON STOCK, AND STOCKHOLDERS’ DEFICIT	$254,520,850	$3,787,500		$258,308,350

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Athena Technology Acquisition Corp. II (the “Company”) as of December 14, 2021, adjusted for the closing of the underwriters’ partial exercise of the over-allotment option (the “Over-allotment”) and related transactions, which occurred on December 28, 2021, as described below.

On December 14, 2021, the Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”) generating gross proceeds of $250,000,000. Each Unit consists of one share of common stock, and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of Class A common stock at a price of $11.50 per share, subject to adjustment at the closing of a Business Combination.

On December 14, 2021, simultaneously with the consummation of the IPO the Company consummated the issuance and sale (“Private Placement”) of 950,000 Units (the “Private Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $9,500,000. Each whole Private Placement Unit will consist of one share (“Placement Share”) and one-half of a redeemable warrant (“Private Placement Warrant”). Each whole Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units was added to the proceeds from the IPO to be held in a U.S. based trust account (the “Trust Account”). If the Company does not complete a Business Combination by June 1, 2023, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.

The Company granted the underwriters a 45-day option to purchase up to 375,000 Units to cover Over-allotment, if any. On December 28, 2021, the underwriters partially exercised the option and purchased 375,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $3,750,000.

Upon the closing of the Over-allotment on December 28, 2021, the Company consummated a private sale of an additional 3,750 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $37,500. As of December 28, 2021, a total of $256,287,500 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units has been placed in the Trust Account. As the over-allotment option was only partially exercised, 1,181,250 shares of Class B common stock purchased by the initial shareholders have been forfeited for no consideration.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

Pro-forma entries:		Debit	Credit

(a)	Cash held in trust	3,750,000
	Class A common Stock		38
	Additional paid-in capital		3,749,962
	To record the sale of 375,000 Over-allotment Units at $10.00 per Unit on December 28, 2021

(b)	Cash held in trust	37,500
	Class A common Stock		-
	Additional paid-in capital		37,500
	To record the sale of 3,750 Over-allotment Private Placement Units at $10.00 per Unit on December 28, 2021

(c)	Additional paid-in capital	206,250
	Deferred underwriting fee payable		206,250
	To record the deferred payment of underwriting fees arising from the sale of the Over-allotment Units

(d)	Common Stock	38
	Additional paid-in capital	3,787,462
	Common stock subject to redemption		3,787,500
	To record the change in common stock subject to redemption from the sale of the Over-allotment Units

(e)	Class B common stock	118
	Additional paid-in capital		118
	To record the forfeiture of 1,181,250 shares of Class B common stock for no consideration

(f)	Additional paid-in capital		206,132
	Retained earnings	206,132
	To bring additional paid-in capital to a $0 balance

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